SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  June 11, 1998
                                 Date of Report
                        (Date of earliest event reported)



                                  GENRAD, INC.
             (Exact name of registrant as specified in its charter)


     Massachusetts                   001-08045                   04-1360950
 (State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


                             7 Technology Park Drive
                             Westford, MA 01886-0033
                                 (978) 589-7000

                    (Address of principal executive offices, including zip code and telephone number)



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.

     On June 11, 1998, GenRad, Inc. (the "Company") announced that its Board of Directors has approved a stock repurchase program of up to 2,500,000 shares, or approximately 8% of the issued and outstanding Common Stock of the Company. Commencement of the stock repurchase program will require the Company to account for the acquisition of Industrial Computer Corporation ("ICC"), completed on April 7, 1998, as a purchase rather than a pooling of interests. The Company also announced that as a result of this and other initiatives, the Company will record a one-time non-recurring charge of approximately $40,000,000 in the fiscal quarter which will end July 4, 1998. These charges will include a write-off of in-process research and development at ICC; a goodwill impairment loss relating to certain other past acquisitions of the Company; and anticipated severance costs of a reduction in the work force of approximately 10% during the fiscal quarter.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     Financial statements relating to the acquisition of ICC will be filed by amendment on or before August 10, 1998.

(b)  Pro forma financial information.

     Pro forma financial information relating to the acquisition of ICC will be filed by amendment on or before August 10, 1998.

(c)  Exhibits.

     Agreement and Plan of Merger dated April 7, 1998 by and among GenRad, Inc., Industrial Computer Corporation, Frank B. Wingate, William E. Massaker, William E. Gaines and Heritage Investment Limited Partnership (incorporated by reference to the Company's Registration Statement on Form S-3
     (File No. 333-57251)).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     GENRAD, INC.


                                     By:  /s/ Paul Pronsky, Jr.
                                          -------------------------------------
                                           Paul Pronsky, Jr.
                                           Chief Financial Officer and Secretary


Date:  June 22, 1998